UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2009
EXPRESS SCRIPTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-20199	43-1420563

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Express Way, St. Louis, MO	63121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 314-996-0900
No change since last report
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On April 13, 2009, Express Scripts, Inc. (the “Company”) announced that it had entered into a definitive agreement to acquire WellPoint, Inc.’s NextRx subsidiaries. The press release announcing the agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Excluding transaction costs and amortization of intangibles, the transaction is expected to be neutral to slightly accretive in 2009 and moderately accretive in 2010. Once the acquisition is fully integrated, the Company expects the acquisition to generate more than $1 billion of incremental EBITDA.
The purchase price will be paid at closing with a mixture of cash and up to $1.4 billion of the Company’s common stock. The Company has fully-committed debt financing in place in an amount sufficient to consummate the transaction.
Item 9.01 Financial Statements and Exhibits
(d) The following Exhibits are furnished as part of this report on Form 8-K:

Exhibit 99.1	Press Release, dated April 13, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC. (Registrant)
Date: April 13, 2009	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated April 13, 2009.